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                                                Filed Pursuant to Rule 424(b)(3)
                                                      Registration No. 333-94119


    SUPPLEMENT DATED JANUARY 9, 2001, TO PROSPECTUS DATED FEBRUARY 11, 2000


     In connection with Metropolitan's Supplement dated December 14, 2000, it has begun implementing certain strategic alternatives. Some of these strategic alternatives being implemented may include taking Metropolitan out of the residential mortgage industry and reallocating those resources to Metropolitan's current lines of business, such as commercial lending, property development, insurance operations or to new strategic opportunities.